News Release

Trustmark Announces First Quarter Financial Results

Jackson, MS - April 17, 2007 - Trustmark Corporation (NASDAQ:TRMK) announced net income of $25.9 million in the first quarter of 2007, which represented basic earnings per share of $0.44. Trustmark’s first quarter net income produced a return on average tangible shareholders’ equity of 18.76% and a return on average assets of 1.19%. Highlights included:
●	Average total loans in the first quarter of 2007 increased $596.5 million, or 9.8%, compared to figures one year earlier
●	Average total deposits in the first quarter of 2007 increased $930.5 million, or 15.1%, compared to figures one year earlier
●	Stable net interest margin of 3.89% despite rising deposit costs compared to one year ago
●	Continued excellent credit quality
●	Continued implementation of banking center expansion plans

Richard G. Hickson, Chairman and CEO, stated, “Despite the challenging economic and financial environment, Trustmark made significant progress during the first quarter of 2007 as reflected by solid loan and deposit growth, continued excellent credit quality, and further expansion within the Corporation’s higher-growth markets. During the first quarter of 2007, average loans totaled $6.7 billion, an increase of $596.5 million, or 9.8%, relative to figures one year earlier. Average deposits during the first quarter of 2007 were $7.1 billion, up $930.5 million, or 15.1% compared to the same period one year earlier. This growth was broad-based with increases noted across Trustmark’s franchise.

“As the flat Treasury yield curve diminished the profitability of holding longer-term investment securities, we continued to reduce our investment securities portfolio and related borrowings. At March 31, 2007, Trustmark’s investment portfolio represented 11.1% of the Corporation’s total assets and had an average duration of approximately 1.9 years. As a consequence of reducing our investment portfolio and maintaining a historically short duration, our spread continued to be constrained, as investment yields remained low. As such, we have foregone current earnings in an effort to enhance the interest rate risk profile of the Corporation. The decline in the investment securities portfolio, coupled with solid loan growth, has resulted in a richer mix of earning assets and a stable net interest margin of 3.89% in the first quarter of 2007.

“Trustmark’s financial services businesses are fundamentally strong and well-positioned despite the challenging operating environment. Our success in providing financial solutions for customers is reflected in enhanced noninterest income and growth in our wealth management and insurance businesses,” said Hickson.

“While we have not been immune to the prolonged flat Treasury yield curve’s impact on the net interest margin, we recognize the challenges it presents and remain focused upon expense management and revenue generation. As such, we continue to proactively manage our expenses and have instituted a program to identify reengineering and efficiency opportunities in an effort to enhance shareholder value. These initiatives are designed to reinforce Trustmark’s culture of efficiency and productivity without interrupting customer service.

“We continue to balance efforts to augment productivity in mature, lower growth markets with opportunities to expand in higher growth markets. Our objective is to maximize profitability and enhance the growth prospects of the Trustmark franchise. To this end, we opened a new banking center in Houston during the first quarter and anticipate the opening of two additional offices serving the Houston and Memphis markets during the second quarter. We will also be closing three offices during the second quarter with limited growth opportunities. These actions reflect our commitment to reinvest and realign the franchise to support additional revenue growth and build long-term value for our shareholders,” said Hickson.

“In recent months, there has been heightened focus on sub-prime lending in the financial services industry. While many within the industry have been severely impacted by deteriorating credit quality associated with sub-prime lending, Trustmark has virtually no sub-prime credit exposure. Trustmark’s credit quality indicators remained strong during the first quarter. Nonperforming assets totaled $39.2 million at March 31, 2007, which represented 0.59% of total loans, and the allowance coverage for non-performing loans was 194.4%. Net charge-offs represented only 0.10% of average loans during the first quarter of 2007.

“Trustmark’s losses related to Hurricane Katrina have not been as great as originally anticipated. We have updated our estimates for probable losses resulting from Hurricane Katrina and reduced the allowance for loan losses and mortgage related charges, which increased net income during the first quarter of 2007 by $0.7 million, or $0.01 per share. At March 31, 2007, Trustmark maintained specific Hurricane Katrina allocations in its allowance for loan losses of $1.4 million,” said Hickson.

During the first quarter of 2007, Trustmark repurchased approximately 468 thousand shares of its common stock. At March 31, 2007, Trustmark had authorization to repurchase up to an additional 2.3 million shares. The repurchase program is subject to market conditions and management discretion and will continue to be implemented through open market purchases or privately negotiated transactions.

ADDITIONAL INFORMATION
As previously announced, Trustmark will host a conference call with analysts on Wednesday, April 18 at 10:00 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 704-5378, passcode 2214262 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, April 25 in archived format at the same web address or by calling (888) 203-1112, passcode 2214262.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,700 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark’s borrowers, the ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark’s filings with the Securities and Exchange Commission.

Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:

Investors:	Louis E. Greer	Joseph Rein
	Treasurer and	First Vice President
	Principal Financial Officer	601-208-6898
601-208-2310

Media:	Gray Wiggers
Senior Vice President
601-208-5942

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2007 ($ in thousands) (unaudited)

	Quarter Ended March 31,
AVERAGE BALANCES	2007	2006	$ Change	% Change
Securities AFS-taxable	$681,885	$933,336	$(251,451)	-26.9%
Securities AFS-nontaxable	54,815	60,023	(5,208)	-8.7%
Securities HTM-taxable	198,286	202,664	(4,378)	-2.2%
Securities HTM-nontaxable	89,988	92,732	(2,744)	-3.0%
Total securities	1,024,974	1,288,755	(263,781)	-20.5%
Loans	6,663,620	6,067,164	596,456	9.8%
Fed funds sold and rev repos	74,076	27,804	46,272	166.4%
Total earning assets	7,762,670	7,383,723	378,947	5.1%
Allowance for loan losses	(72,452)	(76,875)	4,423	-5.8%
Cash and due from banks	345,974	333,748	12,226	3.7%
Other assets	778,595	561,129	217,466	38.8%
Total assets	$8,814,787	$8,201,725	$613,062	7.5%

Interest-bearing demand deposits	$1,195,515	$840,499	$355,016	42.2%
Savings deposits	1,785,162	1,737,338	47,824	2.8%
Time deposits less than $100,000	1,616,916	1,436,152	180,764	12.6%
Time deposits of $100,000 or more	1,021,953	793,139	228,814	28.8%
Total interest-bearing deposits	5,619,546	4,807,128	812,418	16.9%
Fed funds purchased and repos	351,797	530,205	(178,408)	-33.6%
Short-term borrowings	202,838	634,420	(431,582)	-68.0%
Long-term FHLB advances	-	5,746	(5,746)	n/m
Subordinated notes	49,680	-	49,680	n/m
Junior subordinated debt securities	70,104	-	70,104	n/m
Total interest-bearing liabilities	6,293,965	5,977,499	316,466	5.3%
Noninterest-bearing deposits	1,495,447	1,377,377	118,070	8.6%
Other liabilities	127,264	103,374	23,890	23.1%
Shareholders' equity	898,111	743,475	154,636	20.8%
Total liabilities and equity	$8,814,787	$8,201,725	$613,062	7.5%

n/m - not meaningful

	March 31,
PERIOD END BALANCES	2007	2006	$ Change	% Change
Securities available for sale	$703,296	$940,476	$(237,180)	-25.2%
Securities held to maturity	286,040	296,760	(10,720)	-3.6%
Total securities	989,336	1,237,236	(247,900)	-20.0%
Loans held for sale	125,898	154,151	(28,253)	-18.3%
Loans	6,626,515	5,964,807	661,708	11.1%
Fed funds sold and rev repos	104,900	46,941	57,959	123.5%
Total earning assets	7,846,649	7,403,135	443,514	6.0%
Allowance for loan losses	(72,049)	(73,542)	1,493	-2.0%
Cash and due from banks	336,438	321,662	14,776	4.6%
Mortgage servicing rights	70,594	64,283	6,311	9.8%
Goodwill	290,246	137,368	152,878	111.3%
Identifiable intangible assets	31,744	27,933	3,811	13.6%
Other assets	389,715	356,849	32,866	9.2%
Total assets	$8,893,337	$8,237,688	$655,649	8.0%

Noninterest-bearing deposits	$1,522,066	$1,428,206	$93,860	6.6%
Interest-bearing deposits	5,792,236	4,892,826	899,410	18.4%
Total deposits	7,314,302	6,321,032	993,270	15.7%
Fed funds purchased and repos	289,798	366,443	(76,645)	-20.9%
Short-term borrowings	167,831	692,295	(524,464)	-75.8%
Long-term FHLB advances	-	5,707	(5,707)	-100.0%
Subordinated notes	49,685	-	49,685	n/m
Junior subordinated debt securities	70,104	-	70,104	n/m
Other liabilities	107,610	96,526	11,084	11.5%
Total liabilities	7,999,330	7,482,003	517,327	6.9%
Common stock	12,130	11,604	526	4.5%
Capital surplus	146,937	63,674	83,263	130.8%
Retained earnings	753,801	696,236	57,565	8.3%
Accum other comprehensive
loss, net of tax	(18,861)	(15,829)	(3,032)	n/m
Total shareholders' equity	894,007	755,685	138,322	18.3%
Total liabilities and equity	$8,893,337	$8,237,688	$655,649	8.0%

Total interest-bearing liabilities	$6,369,654	$5,957,271	$412,383	6.9%

n/m - not meaningful

	Quarter Ended March 31,
INCOME STATEMENTS	2007	2006	$ Change	% Change
Interest and fees on loans-FTE	$119,965	$98,483	$21,482	21.8%
Interest on securities-taxable	9,080	11,075	(1,995)	-18.0%
Interest on securities-tax exempt-FTE	2,633	2,803	(170)	-6.1%
Interest on fed funds sold and rev repos	976	307	669	217.9%
Other interest income	592	514	78	15.2%
Total interest income-FTE	133,246	113,182	20,064	17.7%
Interest on deposits	50,355	29,975	20,380	68.0%
Interest on fed funds pch and repos	3,813	5,056	(1,243)	-24.6%
Other interest expense	4,583	7,361	(2,778)	-37.7%
Total interest expense	58,751	42,392	16,359	38.6%
Net interest income-FTE	74,495	70,790	3,705	5.2%
Provision for loan losses	1,639	(2,984)	4,623	n/m
Net interest income after provision-FTE	72,856	73,774	(918)	-1.2%
Service charges on deposit accounts	12,693	11,689	1,004	8.6%
Insurance commissions	8,772	8,349	423	5.1%
Wealth management	5,879	5,611	268	4.8%
General banking - other	6,170	5,195	975	18.8%
Mortgage banking, net	2,755	3,452	(697)	-20.2%
Other, net	1,824	1,528	296	19.4%
Nonint inc-excl sec gains	38,093	35,824	2,269	6.3%
Security gains	58	866	(808)	n/m
Total noninterest income	38,151	36,690	1,461	4.0%
Salaries and employee benefits	43,166	39,377	3,789	9.6%
Services and fees	9,558	8,764	794	9.1%
Net occupancy-premises	4,414	3,884	530	13.6%
Equipment expense	3,904	3,643	261	7.2%
Other expense	8,364	7,844	520	6.6%
Total noninterest expense	69,406	63,512	5,894	9.3%
Income before income taxes	41,601	46,952	(5,351)	-11.4%
Tax equivalent adjustment	2,553	2,549	4	0.2%
Income taxes	13,191	15,084	(1,893)	-12.5%
Net income	$25,857	$29,319	$(3,462)	-11.8%

Earnings per share
Basic	$0.44	$0.53	$(0.09)	-17.0%

Diluted	$0.44	$0.52	$(0.08)	-15.4%

Weighted average shares outstanding
Basic	58,508,335	55,696,401		5.0%

Diluted	58,791,656	56,035,548		4.9%

Period end shares outstanding	58,217,983	55,680,234		4.6%

Dividends per share	$0.2200	$0.2100		4.8%

n/m - not meaningful

	March 31,
NONPERFORMING ASSETS	2007	2006	$ Change	% Change
Nonaccrual loans	$37,061	$27,211	$9,850	36.2%
Restructured loans	-	-	-
Total nonperforming loans	37,061	27,211	9,850	36.2%
Other real estate	2,158	3,342	(1,184)	-35.4%
Total nonperforming assets	39,219	30,553	8,666	28.4%
Loans past due over 90 days
Included in Loan Portfolio	3,583	1,274	2,309	181.2%
Serviced GNMA loans eligible for repch	6,336	14,702	(8,366)	-56.9%
Total loans past due over 90 days	9,919	15,976	(6,057)	-37.9%
Total nonperforming assets plus past
due over 90 days	$49,138	$46,529	$2,609	5.6%

	Quarter Ended March 31,
ALLOWANCE FOR LOAN LOSSES	2007	2006	$ Change	% Change
Beginning Balance	$72,098	$76,691	$(4,593)	-6.0%
Provision for loan losses	1,639	(2,984)	4,623	n/m
Charge-offs	(4,282)	(2,834)	(1,448)	51.1%
Recoveries	2,594	2,669	(75)	-2.8%
Net charge-offs	(1,688)	(165)	(1,523)	n/m
Ending Balance	$72,049	$73,542	$(1,493)	-2.0%

RATIOS
ROA	1.19%	1.45%
ROE	11.68%	15.99%
Return on average tangible equity	18.76%	20.59%
EOP equity/ EOP assets	10.05%	9.17%
Average equity/average assets	10.19%	9.06%
Interest margin - Yield - FTE	6.96%	6.22%
Interest margin - Cost - FTE	3.07%	2.33%
Net interest margin - FTE	3.89%	3.89%
Rate on interest-bearing liabilities	3.79%	2.88%
Efficiency ratio	61.89%	60.04%
Net charge offs/average loans	0.10%	0.01%
Provision for loan losses/average loans	0.10%	-0.20%
Nonperforming loans/total loans	0.56%	0.46%
Nonperforming assets/total loans	0.59%	0.51%
Nonperforming assets/total loans+ORE	0.59%	0.51%
ALL/nonperforming loans	194.41%	270.27%
ALL/total loans	1.09%	1.23%
Net loans/total assets	73.70%	71.52%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$28.04	$31.64
Market value of stock-High	$33.69	$32.00
Market value of stock-Low	$26.85	$27.01
Book value of stock	$15.36	$13.57
Tangible book value of stock	$9.83	$10.60
Tangible equity	$572,017	$590,384
Market/Book value of stock	182.55%	233.16%

OTHER DATA
EOP Employees - FTE	2,729	2,604

n/m - not meaningful

	Quarter Ended
AVERAGE BALANCES	3/31/2007	12/31/2006	$ Change	% Change
Securities AFS-taxable	$681,885	$750,742	$(68,857)	-9.2%
Securities AFS-nontaxable	54,815	56,367	(1,552)	-2.8%
Securities HTM-taxable	198,286	197,633	653	0.3%
Securities HTM-nontaxable	89,988	93,549	(3,561)	-3.8%
Total securities	1,024,974	1,098,291	(73,317)	-6.7%
Loans	6,663,620	6,659,605	4,015	0.1%
Fed funds sold and rev repos	74,076	22,559	51,517	228.4%
Total earning assets	7,762,670	7,780,455	(17,785)	-0.2%
Allowance for loan losses	(72,452)	(75,336)	2,884	-3.8%
Cash and due from banks	345,974	334,008	11,966	3.6%
Other assets	778,595	786,317	(7,722)	-1.0%
Total assets	$8,814,787	$8,825,444	$(10,657)	-0.1%

Interest-bearing demand deposits	$1,195,515	$1,215,676	$(20,161)	-1.7%
Savings deposits	1,785,162	1,639,028	146,134	8.9%
Time deposits less than $100,000	1,616,916	1,623,573	(6,657)	-0.4%
Time deposits of $100,000 or more	1,021,953	993,324	28,629	2.9%
Total interest-bearing deposits	5,619,546	5,471,601	147,945	2.7%
Fed funds purchased and repos	351,797	402,057	(50,260)	-12.5%
Short-term borrowings	202,838	308,299	(105,461)	-34.2%
Subordinated notes	49,680	10,259	39,421	384.3%
Junior subordinated debt securities	70,104	70,104	-	0.0%
Total interest-bearing liabilities	6,293,965	6,262,320	31,645	0.5%
Noninterest-bearing deposits	1,495,447	1,528,891	(33,444)	-2.2%
Other liabilities	127,264	139,544	(12,280)	-8.8%
Shareholders' equity	898,111	894,689	3,422	0.4%
Total liabilities and equity	$8,814,787	$8,825,444	$(10,657)	-0.1%

n/m - not meaningful

PERIOD END BALANCES	3/31/2007	12/31/2006	$ Change	% Change
Securities available for sale	$703,296	$758,273	$(54,977)	-7.3%
Securities held to maturity	286,040	292,243	(6,203)	-2.1%
Total securities	989,336	1,050,516	(61,180)	-5.8%
Loans held for sale	125,898	95,375	30,523	32.0%
Loans	6,626,515	6,563,153	63,362	1.0%
Fed funds sold and rev repos	104,900	27,259	77,641	284.8%
Total earning assets	7,846,649	7,736,303	110,346	1.4%
Allowance for loan losses	(72,049)	(72,098)	49	-0.1%
Cash and due from banks	336,438	392,083	(55,645)	-14.2%
Mortgage servicing rights	70,594	69,272	1,322	1.9%
Goodwill	290,246	290,363	(117)	0.0%
Identifiable intangible assets	31,744	32,960	(1,216)	-3.7%
Other assets	389,715	392,087	(2,372)	-0.6%
Total assets	$8,893,337	$8,840,970	$52,367	0.6%

Noninterest-bearing deposits	$1,522,066	$1,574,769	$(52,703)	-3.3%
Interest-bearing deposits	5,792,236	5,401,395	390,841	7.2%
Total deposits	7,314,302	6,976,164	338,138	4.8%
Fed funds purchased and repos	289,798	470,434	(180,636)	-38.4%
Short-term borrowings	167,831	271,067	(103,236)	-38.1%
Subordinated notes	49,685	49,677	8	0.0%
Junior subordinated debt securities	70,104	70,104	-	0.0%
Other liabilities	107,610	112,189	(4,579)	-4.1%
Total liabilities	7,999,330	7,949,635	49,695	0.6%
Common stock	12,130	12,226	(96)	-0.8%
Surplus	146,937	158,856	(11,919)	-7.5%
Retained earnings	753,801	740,870	12,931	1.7%
Accum other comprehensive
loss, net of tax	(18,861)	(20,617)	1,756	n/m
Total shareholders' equity	894,007	891,335	2,672	0.3%
Total liabilities and equity	$8,893,337	$8,840,970	$52,367	0.6%

Total interest-bearing liabilities	$6,369,654	$6,262,677	$106,977	1.7%

n/m - not meaningful

	Quarter Ended
INCOME STATEMENTS	3/31/2007	12/31/2006	$ Change	% Change
Interest and fees on loans-FTE	$119,965	$120,235	$(270)	-0.2%
Interest on securities-taxable	9,080	9,426	(346)	-3.7%
Interest on securities-tax exempt-FTE	2,633	2,699	(66)	-2.4%
Interest on fed funds sold and rev repos	976	309	667	215.9%
Other interest income	592	684	(92)	-13.5%
Total interest income-FTE	133,246	133,353	(107)	-0.1%
Interest on deposits	50,355	48,615	1,740	3.6%
Interest on fed funds pch and repos	3,813	4,528	(715)	-15.8%
Other interest expense	4,583	5,555	(972)	-17.5%
Total interest expense	58,751	58,698	53	0.1%
Net interest income-FTE	74,495	74,655	(160)	-0.2%
Provision for loan losses	1,639	(909)	2,548	n/m
Net interest income after provision-FTE	72,856	75,564	(2,708)	-3.6%
Service charges on deposit accounts	12,693	13,855	(1,162)	-8.4%
Insurance commissions	8,772	7,869	903	11.5%
Wealth management	5,879	5,937	(58)	-1.0%
General banking - other	6,170	6,534	(364)	-5.6%
Mortgage banking, net	2,755	2,549	206	8.1%
Other, net	1,824	2,216	(392)	-17.7%
Nonint inc-excl sec gains	38,093	38,960	(867)	-2.2%
Security gains	58	27	31	114.8%
Total noninterest income	38,151	38,987	(836)	-2.1%
Salaries and employee benefits	43,166	40,515	2,651	6.5%
Services and fees	9,558	9,676	(118)	-1.2%
Net occupancy-premises	4,414	4,687	(273)	-5.8%
Equipment expense	3,904	3,936	(32)	-0.8%
Other expense	8,364	8,577	(213)	-2.5%
Total noninterest expense	69,406	67,391	2,015	3.0%
Income before income taxes	41,601	47,160	(5,559)	-11.8%
Tax equivalent adjustment	2,553	2,573	(20)	-0.8%
Income taxes	13,191	15,168	(1,977)	-13.0%
Net income	$25,857	$29,419	$(3,562)	-12.1%

Earnings per share
Basic	$0.44	$0.50	$(0.06)	-12.0%

Diluted	$0.44	$0.50	$(0.06)	-12.0%

Weighted average shares outstanding
Basic	58,508,335	58,644,851		-0.2%

Diluted	58,791,656	59,062,050		-0.5%

Period end shares outstanding	58,217,983	58,676,586		-0.8%

Dividends per share	$0.2200	$0.2200		0.0%

n/m - not meaningful

NONPERFORMING ASSETS	3/31/2007	12/31/2006	$ Change	% Change
Nonaccrual loans	$37,061	$36,399	$662	1.8%
Restructured loans	-	-	-
Total nonperforming loans	37,061	36,399	662	1.8%
Other real estate	2,158	2,509	(351)	-14.0%
Total nonperforming assets	39,219	38,908	311	0.8%
Loans past due over 90 days
Included in loan portfolio	3,583	2,957	626	21.2%
Serviced GNMA loans eligible for repch	6,336	8,510	(2,174)	-25.5%
Total loans past due over 90 days	9,919	11,467	(1,548)	-13.5%
Total nonperforming assets plus past
due over 90 days	$49,138	$50,375	$(1,237)	-2.5%

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	3/31/2007	12/31/2006	$ Change	% Change
Beginning Balance	$72,098	$75,539	$(3,441)	-4.6%
Provision for loan losses	1,639	(909)	2,548	n/m
Charge-offs	(4,282)	(5,064)	782	-15.4%
Recoveries	2,594	2,532	62	2.4%
Net charge-offs	(1,688)	(2,532)	844	-33.3%
Ending Balance	$72,049	$72,098	$(49)	-0.1%

RATIOS
ROA	1.19%	1.32%
ROE	11.68%	13.05%
Return on average tangible equity	18.76%	21.22%
EOP equity/ EOP assets	10.05%	10.08%
Average equity/average assets	10.19%	10.14%
Interest margin - Yield - FTE	6.96%	6.80%
Interest margin - Cost - FTE	3.07%	2.99%
Net interest margin - FTE	3.89%	3.81%
Rate on interest-bearing liabilities	3.79%	3.72%
Efficiency ratio	61.89%	59.53%
Net charge offs/average loans	0.10%	0.15%
Provision for loan losses/average loans	0.10%	-0.05%
Nonperforming loans/total loans	0.56%	0.55%
Nonperforming assets/total loans	0.59%	0.59%
Nonperforming assets/total loans+ORE	0.59%	0.59%
ALL/nonperforming loans	194.41%	198.08%
ALL/total loans	1.09%	1.10%
Net loans/total assets	73.70%	73.42%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$28.04	$32.71
Market value of stock-High	$33.69	$33.61
Market value of stock-Low	$26.85	$30.84
Book value of stock	$15.36	$15.19
Tangible book value of stock	$9.83	$9.68
Tangible equity	$572,017	$568,012
Market/Book value of stock	182.55%	215.34%

OTHER DATA
EOP Employees - FTE	2,729	2,707

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2007 ($ in thousands) (unaudited)

Note 1 - Financial Performance Non-GAAP

Management is presenting in the accompanying table, adjustments to net income as reported in accordance with generally accepted accounting principles for significant items resulting from Hurricane Katrina. Management believes this information will help users compare Trustmark’s current results to those of prior periods.

Non-GAAP Disclosures
($ in thousands except per share data)

	Quarter Ended
	3/31/2007		12/31/2006		3/31/2006
	Amount	Basic EPS	Amount	Basic EPS	Amount	Basic EPS

Net Income as reported-GAAP	$25,857	$0.442	$29,419	$0.502	$29,319	$0.526

Adjustments (net of taxes):
Less items related to Hurricane Katrina
Provision for loan losses	(396)	(0.007)	(871)	(0.015)	(1,944)	(0.035)
Mortgage related charges	(269)	(0.004)	(258)	(0.004)	(517)	(0.009)
	(665)	(0.011)	(1,129)	(0.019)	(2,461)	(0.044)

Net Income adjusted for specific items (Non-GAAP)	$25,192	$0.431	$28,290	$0.483	$26,858	$0.482

During the third quarter of 2005, immediately following in the aftermath of Hurricane Katrina, Trustmark initiated a process to assess the storm’s impact on its customers and on Trustmark’s consolidated financial statements. In accordance with Statement of Financial Accounting Standards (SFAS) No. 5, “Accounting for Contingencies,” Trustmark determined, through reasonable estimates, that specific losses were probable and initially increased its allowance for loan losses by $9.8 million and established other accruals for losses totaling $2.1 million, on a pre-tax basis.

Trustmark updates its estimates for probable losses resulting from Hurricane Katrina on a quarterly basis. As a result, Trustmark has reduced its allowance for loan losses during the first quarter of 2007 by $0.6 million and other reserves by $0.4 million on a pre-tax basis resulting in an increase to Trustmark’s net income of $0.7 million, or $0.01 per share. The table above reflects the quarterly financial impact these changes in estimates had on reported earnings.

At March 31, 2007, the allowance for loan losses included specific Katrina accruals totaling $1.4 million, comprised of $0.9 million for mortgage loans and $0.5 million for consumer loans. Management’s estimates, assumptions and judgments are based on information available as of the date of the consolidated financial statements; accordingly, as the information changes, actual results could differ from those estimates.

Note 2 - Business Combinations

On August 25, 2006, Trustmark completed its merger with Houston-based Republic Bancshares of Texas, Inc. (Republic) in a business combination accounted for by the purchase method of accounting. Trustmark purchased all the outstanding common and preferred shares of Republic for approximately $205.3 million. The purchase price includes approximately 3.3 million in common shares of Trustmark valued at $103.8 million, $100.0 million in cash and $1.5 million in acquisition-related costs. The purchase price allocations are preliminary and are subject to final determination and valuation of the fair value of assets acquired and liabilities assumed. At August 25, 2006, Republic had assets consisting of $21.1 million in cash and due from banks, $64.5 million in federal funds sold, $76.5 million in securities, $458.0 million in loans, $9.0 million in premises and equipment and $18.3 million in other assets as well as deposits of $593.3 million and borrowings and other liabilities of $13.2 million. These assets and liabilities have been recorded at fair value based on market conditions and risk characteristics at the acquisition date. Excess costs over tangible net assets acquired totaled $172.9 million, of which $19.3 million has been allocated to core deposits, $690 thousand to borrower relationships and $152.9 million to goodwill.

Note 3 - Loans and Allowance for Loan Losses

For the periods presented, loans consisted of the following:

	3/31/07	12/31/06	3/31/06
Loans secured by real estate:
Construction, land development and other land loans	$1,000,006	$896,254	$789,134
Secured by 1-4 family residential properties	1,805,469	1,842,886	1,865,124
Secured by nonfarm, nonresidential properties	1,233,710	1,326,658	1,078,519
Other	150,120	148,921	115,193
Loans to finance agricultural production and other loans to farmers	25,707	23,938	27,550
Commercial and industrial loans	1,155,825	1,106,460	920,184
Consumer loans	969,739	934,261	891,405
Obligations of states and political subdivisions	231,245	233,666	233,267
Other loans	54,694	50,109	44,431
Loans	6,626,515	6,563,153	5,964,807
Less Allowance for loan losses	72,049	72,098	73,542
Net Loans	$6,554,466	$6,491,055	$5,891,265

The allowance for loan losses is maintained at a level believed adequate by Management, based on estimated probable losses within the existing loan portfolio. Trustmark’s allowance for probable loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as on other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools and specific loss allocations, with adjustments considering current economic events and conditions. The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors. Trustmark implemented specific changes to its allowance for loan loss methodology as a result of the Interagency Policy Statement on the Allowance for Loan and Lease Losses published by the governmental regulating agencies for financial services companies during the fourth quarter of 2006.

Note 4 - Mortgage Banking

Trustmark utilizes derivative instruments to offset changes in the fair value of mortgage servicing rights (MSR) attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in mortgage banking income, net and are offset by the changes in the fair value of MSR, as shown in the accompanying table. MSR fair values represent the effect of present value decay and the effect of changes in interest rates. Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to interest rate changes. During the first quarter of 2007, the impact of implementing this strategy resulted in a net positive ineffectiveness of $0.3 million.

The following table illustrates the components of mortgage banking income included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/07	12/31/06	3/31/06
Mortgage servicing income, net	$3,478	$3,395	$3,335
Change in fair value-MSR from market changes	(447)	1,008	3,812
Change in fair value-MSR from runoff	(2,104)	(2,204)	(2,052)
Change in fair value of derivatives	715	(1,411)	(2,556)
Gain on sales of loans	1,345	1,794	1,041
Other, net	(232)	(33)	(128)
Mortgage banking, net	$2,755	$2,549	$3,452

Note 5 - Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/07	12/31/06	3/31/06
Securities - Taxable	4.18%	3.94%	3.95%
Securities - Nontaxable	7.37%	7.14%	7.44%
Securities - Total	4.63%	4.38%	4.37%
Loans	7.30%	7.16%	6.58%
FF Sold & Rev Repo	5.34%	5.43%	4.48%
Total Earning Assets	6.96%	6.80%	6.22%

Interest-bearing Deposits	3.63%	3.53%	2.53%
FF Pch & Repo	4.40%	4.47%	3.87%
Borrowings	5.76%	5.67%	4.66%
Total Interest-bearing Liabilities	3.79%	3.72%	2.88%

Net interest margin	3.89%	3.81%	3.89%

Note 6 - Subordinated Notes Payable and Junior Subordinated Debt Securities

In December 2006, Trustmark National Bank (TNB) issued $50 million aggregate principal amount of Subordinated Notes (the Notes) due December 15, 2016. At March 31, 2007, the carrying amount of the Notes was $49.7 million. The Notes, which are not redeemable prior to maturity, qualify as Tier 2 capital for both TNB and Trustmark. Proceeds from the sale of the Notes were used for general corporate purposes.

On August 18, 2006, Trustmark completed a private placement of $60.0 million of trust preferred securities through its Delaware trust affiliate, Trustmark Preferred Capital Trust I, (the Trust). Under applicable regulatory guidelines, these trust preferred securities qualify as Tier 1 capital. The proceeds from the sale of the trust preferred securities were used by the Trust to purchase $61.856 million in aggregate principal amount of Trustmark’s junior subordinated debentures.

In addition, pursuant to the acquisition of Republic Bancshares of Texas, Inc. on August 25, 2006, Trustmark assumed the liability for $8.248 million in junior subordinated debt securities issued to Republic Bancshares Capital Trust I (Republic Trust), also a Delaware trust. Republic Trust used the proceeds from the issuance of $8.0 million in trust preferred securities to acquire the junior subordinated debt securities. Under applicable regulatory guidelines, these trust preferred securities qualify as Tier 1 capital.

As defined in applicable accounting standards, both Trustmark Preferred Capital Trust I and Republic Bancshares Capital Trust I, wholly-owned subsidiaries of Trustmark, are considered variable interest entities for which Trustmark is not the primary beneficiary. Accordingly, the accounts of both trusts are not included in Trustmark’s consolidated financial statements.

Note 7 - Basis of Presentation

Trustmark’s investment in the stock of the Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) has been reclassed from investment securities to other assets since these equity securities do not have a readily determinable fair value which places them outside the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Period end balances of FRB and FHLB stock totaled $33.1 million at March 31, 2007, $34.0 million at December 31, 2006 and $36.2 million at March 31, 2006.

In addition, Trustmark has also reclassed its investment in Qualified Zone Academy Bonds (QZABs) from other assets into loans. QZABs are part of a federal initiative that provides funds on a limited basis to schools that meet very specific criteria for construction and modernization projects. To qualify for funds from this initiative a school must be located in a federal empowerment zone, an enterprise community or 35 percent or more of its students must qualify for free or reduced price lunch. Interest payments on QZABs, which is covered by the federal government, is provided to Trustmark in the form of a tax credit, in lieu of cash. Trustmark’s investment in QZABs will be measured in accordance with SFAS No. 115 since these investments meet the definition of a security, however, since Trustmark consistently reports investments of this nature as loans to states and political subdivisions, they will be classified as loans. Period end balances of QZABs totaled $21.3 million at both March 31, 2007 and December 31, 2006 with the March 31, 2006 balance equaling $19.9 million.

These reclassifications have been made to prior period amounts in order to conform to the current period presentation.